EXHIBIT 24

                               POWER OF ATTORNEY


The undersigned directors of Borg-Warner Security Corporation (the "Company") hereby appoint J. Joe Adorjan and Timothy M. Wood and any agent for service named in the Registration Statement referred to herein, and each of them, as their true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for and on their behalf to execute, in their names and capacities as directors of the Company, and to file any and all Registration Statements and amendments thereto (including any and all post-effective amendments) pursuant to which up to $125 million of the Company's 9 5/8% Senior Subordinated Notes due 2007 are to be offered for sale by the Company, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

This Power of Attorney automatically ends as to each appointee upon the termination of his service with the Company.

In witness whereof, the undersigned have executed this Power of Attorney on April 22, 1997.


/s/ J. Joe Adorjan                           /s/ James J. Burke, Jr.
--------------------------------             --------------------------------
J. Joe Adorjan                                   James J. Burke, Jr.


/s/ Albert J. Fitzgibbons, III               /s/ Arthur F. Golden
--------------------------------             --------------------------------
Albert J. Fitzgibbons, III                   Arthur F. Golden


/s/ Dale W. Lang                             /s/ Robert A. McCabe
--------------------------------             --------------------------------
Dale W. Lang                                 Robert A. McCabe


/s/ Andrew McNally IV                        /s/ Alexis P. Michas
--------------------------------             --------------------------------
Andrew McNally IV                            Alexis P. Michas


/s/ H. Norman Schwarzkopf                    /s/ Donald C. Trauscht
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H. Norman Schwarzkopf                        Donald C. Trauscht